Exhibit 99.1

Quality Systems, Inc. Changes Name to NextGen Healthcare, Inc.

Company to Trade on Nasdaq as NXGN

IRVINE, Calif.—September 7, 2018—Quality Systems, Inc. (NASDAQ:QSII) announced today that the company has changed its corporate name to NextGen Healthcare, Inc. (Effective September 10, 2018, NASDAQ:NXGN). On September 10, 2018, the company’s securities listed on The NASDAQ Global Select Market will cease trading under the symbol “QSII” and will begin trading under the new symbol “NXGN.”

The name change was effectuated by a merger pursuant to Section 1110(d) of the California Corporations Code. The name change was effective as of September 6, 2018.

The name change does not affect the rights of the company’s security holders and the company’s current leadership structure will remain in place. The company’s transfer agent will contact the company’s shareholders regarding the tender and exchange of share certificates reflecting the old company name. The company’s new Committee on Uniform Securities Identification Procedures (“CUSIP”) Number is 65343C 102.

“Our clients have known us as NextGen Healthcare for nearly 20 years, and now is the time to align our investor-facing and commercial-facing identities,” said Rusty Frantz, NextGen Healthcare’s President and CEO. “Today’s announcement is a significant milestone in our journey of aligning and simplifying our organization to deliver a better future for our clients, employees and investors.”

About NextGen Healthcare, Inc.

NextGen Healthcare, Inc. provides a range of software, services, and analytics solutions to medical and dental group practices. The company's portfolio delivers foundational capabilities to empower physician success, enrich the patient care experience, and enable the transition to value-based healthcare. Visit www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the company to meet continued certification requirements; uncertainties related to the future impact of U.S. tax reform; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-

party products and components; competitive pressures including product offerings, pricing and promotional activities; the company's ability or inability to attract and retain qualified personnel; possible regulation of the company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions. A significant portion of the company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the company's revenues and operating results are very difficult to forecast. A major portion of the company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Media:

NextGen Healthcare, Inc.

Jennifer Cohen, 949-255-2600 ext. 74334

jecohen@nextgen.com

or

Investors:

Westwicke Partners

Bob East or Asher Dewhurst

443-213-0500